Exhibit 5.1

FOLEY & LARDNER LLP
ATTORNEYS AT LAW

111 HUNTINGTON AVENUE
BOSTON, MASSACHUSETTS 02199
617.342.4000 TEL
617.342.4001 FAX
www.foley.com

CLIENT/MATTER NUMBER
346715/0105
May 17, 2007
Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, MA 02142
     Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
              We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Molecular Insight Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 2,300,000 shares (the “Shares”) of the authorized common stock, par value $.01 per share, which may be issued or acquired pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.
             In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and of representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below. In giving the opinion set forth below, we have assumed the following:
             1.      The Shares will continue to be duly and validly authorized on each date on which Shares are issued to participants pursuant to the terms of the Plan;
             2.      Upon issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue; and
             3.      No change occurs after the date hereof in applicable law or the pertinent facts.
             Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares, when and if issued and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

BOSTON	LOS ANGELES	SACRAMENTO	TALLAHASSEE
BRUSSELS	MADISON	SAN DIEGO	TAMPA
CHICAGO	MILWAUKEE	SAN DIEGO/DEL MAR	TOKYO
DETROIT	NEW YORK	SAN FRANCISCO	WASHINGTON, D.C.
JACKSONVILLE	ORLANDO	SILICON VALLEY

Molecular Insight Pharmaceuticals, Inc.
May 17, 2007

     This opinion letter is provided to you for your benefit solely with regard to the Registration Statement, may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement being filed with respect to the offering of the Shares. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours, /s/ FOLEY & LARDNER LLP FOLEY & LARDNER LLP